United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2004

MID-STATE BANCSHARES
(Name of Small Business Issuer in its Charter)

California	000-23925	77-0442667
(State or Other Jurisdiction of Incorporation or Organization)	(File Number)	(I.R.S. Employer Identification No.)

1026 Grand Ave. Arroyo Grande, CA		93420
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (805) 473-7700

Item 5.                    OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 17, 2004, at its regular meeting of the Board of Directors of Mid-State Bancshares, the Board declared a fourteen cents per-share quarterly cash dividend for all shareholders of record on March 31, 2004, payable on April 15, 2004.  Please refer to the Press Release dated March 18, 2004 attached hereto and made a part hereof.

Item 7.                    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description
99	Press Release announcing first quarter cash dividend – March 18, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2004	MID-STATE BANCSHARES

	By:	/s/ James W. Lokey
James W. Lokey
President
Chief Executive Officer

	By:	/s/ James G. Stathos
James G. Stathos
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release announcing first quarter cash dividend – March 18, 2004